Exhibit 99

NEWS RELEASE

CONTACT:

Investors and Media:

Brendan Harrington, Chief Financial Officer

(716) 887-7244

CTG REPORTS 2015 FIRST QUARTER RESULTS

•	DILUTED EPS WAS $0.08 FOR THE QUARTER, AT MIDPOINT OF GUIDANCE

•	REVENUE WAS $97.5 MILLION, JUST BELOW MIDPOINT OF GUIDANCE

•	STRONG BALANCE SHEET WITH NO DEBT AND $34.4 MILLION IN CASH

•	HEADCOUNT INCREASED BY 100 TO 3,900

BUFFALO, N.Y. — April 28, 2015 — CTG (NASDAQ: CTG), an information technology (IT) solutions and services company, today announced its financial results for the 2015 first quarter which ended on April 3, 2015.

2015 First Quarter Review

Dollar amounts in thousands except per share data:

	Apr. 3, 2015	Mar. 28, 2014	$ Change	% Change
Revenue	$97,477	$97,911	$(434)	(0)%
Operating income	$2,213	$5,475	$(3,262)	(60)%
Operating Margin	2.3%	5.6%
Net income	$1,267	$3,166	$(1,899)	(60)%
Net income per diluted share	$0.08	$0.19	$(0.11)	(58)%

Unfavorable foreign currency exchange reduced revenue by $3.7 million and net income per diluted share by approximately one cent in the quarter. The decline in the 2015 first quarter operating margin reflects lower margins on healthcare solutions revenue and a shift in business mix to a higher proportion of lower margin staffing business. In addition to the current quarter’s margin reduction, last year’s first quarter benefited from the completion of a small medical claims data analytics project. CTG’s effective tax rate in the first quarter of 2015 was 42.5%, compared with 41.1% in last year’s first quarter.

“CTG’s first quarter 2015 operating results were in line with our expectations as our healthcare solutions business continued to be adversely affected by the softness in demand for our services from providers,” said CTG Chief Financial Officer Brendan Harrington.

CTG REPORTS 2015 FIRST QUARTER RESULTS

APRIL 28, 2015

“Healthcare providers have either delayed projects or looked internally to staff projects that were typically implemented by IT services firms like CTG before the federal government’s budget sequestration went into effect in 2013. We saw a slight increase in demand from our two largest staffing customers, however much of this gain was offset by the impact of the strong U.S. dollar on our European business. CTG Europe continued to grow in local currency as government and financial services market demand remained strong.”

Stock Repurchase Program

CTG repurchased 99,000 of its shares in the 2015 first quarter at an average price of $7.99 per share. In April 2015, the Company extended its 10b5-1 stock repurchase plan to facilitate the repurchase of its common stock during its self-imposed blackout periods prior to the announcement of quarterly results. On March 31, 2015, approximately 540,000 shares were available under CTG’s current repurchase authorization.

2015 Guidance and Outlook

CTG is issuing the following guidance for the 2015 second quarter and full year. The Company is revising its 2015 annual revenue guidance from the initial guidance provided in its 2014 fourth quarter earnings release, issued on February 24, 2015, based primarily on a continued strengthening of the US dollar resulting in lower revenue from our European operations:

	Range	Range midpoint	Change from prior year at range midpoint
2015 Second Quarter
Revenue	$93-95 million	$94 million	(6)%
Diluted net income per share	$0.09 - $0.11	$0.10	(50)%

2015 Full Year
Revenue	$375-389 million	$382 million	(3)%
Diluted net income per share	$0.36 - $0.44	$0.40	(38)%

Note: 63 billing days in Q2 2015 vs. 64 billing days in Q2 2014

Cliff Bleustein, CTG’s President and Chief Executive Officer, said, “There are numerous existing and evolving opportunities in the U.S. healthcare market as providers and payers move to a results-oriented system. Our staffing business is growing once again and CTG is a recognized leader in managed staffing services. Our European operations are performing well in a very competitive environment. The Company has a stellar reputation in the markets it serves, a strong balance sheet, and an experienced management team supported by a talented group of employees. These are all the factors that attracted me to CTG.”

Mr. Bleustein concluded, “While I believe CTG’s basic fundamentals are sound, I plan to review and modify the business unit strategies as necessary during the next few months to ensure the Company is properly positioned to take advantage of the appropriate market opportunities and improve profitable growth and value creation for our shareholders.”

CTG REPORTS 2015 FIRST QUARTER RESULTS

APRIL 28, 2015

Conference Call and Webcast

CTG will hold a conference call to discuss its financial results and business outlook on Tuesday, April 28, 2015, at 8:30 a.m. Eastern Time. Interested parties can dial 1-888-276-0010 beforehand and ask for the CTG conference call. A live webcast of the call will be available on CTG’s website: www.ctg.com. The webcast will be archived on CTG’s website at investor.ctg.com/events.cfm for approximately 90 days following completion of the conference call. A replay of the call will be available between 10:30 a.m. Eastern Time April 28, 2015, and 11:00 p.m. Eastern Time May 1, 2015, by dialing 1- 800-475-6701 and entering the conference ID number 341052.

About CTG

CTG develops innovative IT solutions to address the business needs and challenges of companies in several higher-growth industries including healthcare, technology services, energy, and financial services. As a leading provider of IT and business consulting services to the healthcare market, CTG offers healthcare institutions, physician practices, payers, and related organizations a full range of offerings to help them achieve clinical, operational, and financial goals. CTG has developed for the healthcare provider and payer markets unique, proprietary analytics solutions that support better and lower cost healthcare. CTG also provides managed services IT staffing for major technology companies and large corporations. Backed by nearly 50 years’ experience, proprietary methodologies, and an ISO 9001-certified management system, CTG has a proven track record of delivering high-value, industry-specific solutions. CTG has approximately 3,900 employees and operates in North America and Western Europe. CTG posts news and other important information on the Web at www.ctg.com.

Safe Harbor Statement

This document contains certain forward-looking statements concerning the Company’s current expectations as to future growth, business strategy and expectations for 2015, and statements related to cost control, new business opportunities, business wins, market demand, and other attributes of the Company. These statements are based upon a review of industry reports, current business conditions in the areas where the Company does business, the availability of qualified professional staff, the demand for the Company’s services, feedback from existing and potential new customers, current and proposed legislation and governmental regulations that may affect the Company and/or its customers, and other factors that involve risk and uncertainty including those listed in the Company’s reports filed with the Securities and Exchange Commission as of the date of this document. Actual results could differ materially from the outlook guidance, expectations, and other forward-looking statements as a result of a number of factors, including among others, the dependence on orders from certain customers and their degree of concentration, the uncertainty of customers’ implementation of cost reduction projects, the effect of healthcare reform mandates and initiatives, the mix of work and revenue between staffing and solutions, currency exchange risks, and new changes in government regulations and laws that affect the IT industry and the industries in which the Company’s clients operate. Such forward-looking statements should be read in conjunction with the Company’s disclosures set forth in the Company’s 2014 Form 10-K, which is incorporated by reference, and other reports that may be filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Financial statements follow.

CTG REPORTS 2015 FIRST QUARTER RESULTS

APRIL 28, 2015

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Income

(Unaudited)

(amounts in thousands except per share data)

	For the Quarter Ended
	April 3, 2015	March 28, 2014
Revenue	$97,477	$97,911
Direct costs	80,172	76,979
Direct cost as a percent of revenue	82.2%	78.6%
Selling, general and administrative expenses	15,092	15,457

SGA as a percent of revenue	15.5%	15.8%
Operating income	2,213	5,475
Operating margin	2.3%	5.6%
Other expense, net	(10)	(97)

Income before income taxes	2,203	5,378
Provision for income taxes	936	2,212

Effective tax rate	42.5%	41.1%
Net income	$1,267	$3,166

Net income per share:
Basic	$0.08	$0.21

Diluted	$0.08	$0.19

Weighted average shares outstanding:
Basic	15,407	15,153
Diluted	15,928	16,576
Cash dividend declared per share	$0.06	$0.06

CTG REPORTS 2015 FIRST QUARTER RESULTS

APRIL 28, 2015

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Balance Sheets

(Unaudited)

(amounts in thousands)

	April 3, 2015	December 31, 2014	March 28, 2014
Current Assets:
Cash and cash equivalents	$34,420	$40,862	$32,309
Accounts receivable, net	67,614	67,843	72,965
Other current assets	5,451	4,580	3,505

Total current assets	107,485	113,285	108,779
Property and equipment, net	6,619	6,793	8,231
Goodwill	37,218	37,409	37,638
Other assets	11,921	13,309	12,084

Total Assets	$163,243	$170,796	$166,732

Current Liabilities:
Accounts payable	$6,089	$8,865	$8,166
Dividend payable	—	896	897
Accrued compensation	24,391	27,371	24,834
Other current liabilities	6,987	6,928	8,493

Total current liabilities	37,467	44,060	42,390
Long-term debt	—	—	—
Other liabilities	14,437	15,770	10,876
Shareholders’ equity	111,339	110,966	113,466

Total Liabilities and Shareholders’ Equity	$163,243	$170,796	$166,732

CTG REPORTS 2015 FIRST QUARTER RESULTS

APRIL 28, 2015

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(amounts in thousands)

	For the Quarter Ended
	April 3, 2015	March 28, 2014
Net income	$1,267	$3,166
Depreciation and amortization expense	597	837
Equity-based compensation expense	365	551
Other operating items	(6,642)	(13,829)

Net cash used in operating activities	(4,413)	(9,275)
Net cash used in investing activities	(138)	(742)
Net cash used in financing activities	(806)	(3,913)
Effect of exchange rates on cash and cash equivalents	(1,085)	12

Net decrease in cash and cash equivalents	(6,442)	(13,918)
Cash and cash equivalents at beginning of period	40,862	46,227

Cash and cash equivalents at end of period	$34,420	$32,309

CTG REPORTS 2015 FIRST QUARTER RESULTS

APRIL 28, 2015

COMPUTER TASK GROUP, INCORPORATED (CTG)

Other Financial Information

(Unaudited)

(amounts in thousands except days data)

	For the Quarter Ended
	April 3, 2015		March 28, 2014
Revenue by Service
IT Solutions	$32,217	33%	$38,441	39%
IT Staffing	65,260	67%	59,470	61%

Total	$97,477	100%	$97,911	100%

Revenue by Vertical Market
Tech. Service Providers	28%		25%
Healthcare	24%		30%
Financial Services	7%		8%
Energy	6%		6%
General Markets	35%		31%

Total	100%		100%

Revenue by Location
North America	$79,694	82%	$77,148	79%
Europe	17,783	18%	20,763	21%

Total	$97,477	100%	$97,911	100%

Foreign Currency Impact on Revenue
Europe	$(3,735)		$764
Billable Travel Included in Revenue and Direct Costs
Billable Travel	$1,778		$2,513
Cash at End of Period	$34,420		$32,309
Cash used in Operations	$(4,413)		$(9,275)
Long-term Debt Balance	$0		$0
Billable Days in Period	66		62
DSO	65		65

–END–